Exhibit 23

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-166844) and Form S-8 (No. 333-12365, 333-145916, and 333-166846) of Seneca Foods Corporation of our report dated June 14, 2011 appearing in this Annual Report on form 11-K of Seneca Foods Corporation Employees’ Savings Plan for the years ended December 31, 2010 and 2009.

/s/Bobbitt, Pittenger & Company, P.A.

Sarasota, Florida
June 14, 2011

1605 Main Street, Suite 1010 Sarasota, FL 34236 Telephone: 941-366-4450 FAX # 941-954-7508